AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT
    This Amendment No. 2 to Employment Agreement (this “Amendment”), effective as of August 31, 2023 (the “Second Amendment Effective Date”), is entered into by and among Torrid Holdings Inc., a Delaware corporation (the “Company”), Torrid LLC, a California limited liability company and a wholly owned indirect subsidiary of the Company (“Torrid”), and Elizabeth Muñoz-Guzman, an individual (the “Executive”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Agreement (as defined below), as amended hereby.
    WHEREAS, Torrid and the Executive are parties to that certain Employment Agreement, dated as of December 13, 2019 and previously amended on May 3, 2022 (the “Agreement”), and
    WHEREAS, the parties hereto desire to amend the Agreement as set forth below.
    NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
    1.    Section 1 of the Agreement is hereby deleted in its entirety and replaced with the following:
“1.    Annual Base Salary. Effective as of the Second Amendment Effective Date, you will be paid a base salary at the annualized rate of $700,000, less payroll deductions and all required withholdings, payable in periodic installments in accordance with the Company’s normal payroll practices (the “Base Salary”). Your Base Salary will be reviewed annually and may be adjusted by the Compensation Committee of the Board of Directors (the “Committee”) of Torrid Holdings Inc., a Delaware corporation (“Holdings”), in its discretion. Your Base Salary will be prorated for any partial year of employment during the Term on the basis of a 365-day fiscal year.”
    2.    Section 2 of the Agreement is hereby deleted in its entirety and replaced with the following:
“2.    Annual Bonus. Commencing with fiscal year 2023, and for each complete fiscal year thereafter during the Term (as defined in Section 7 below), you will be entitled to participate in the annual bonus plan of Holdings, which bonus plan (and the associated targets therefor) will be proposed by the Committee in consultation with you, with an annual target bonus opportunity amount equal to one-hundred percent (100%) of your Base Salary at the highest rate in effect during the applicable annual performance period (the “Target Bonus”), subject to standard deductions and withholdings. Your Target Bonus will be reviewed annually and may be adjusted by the Committee in its discretion. Except as expressly provided in Section 6 below, you must be employed on the date the Target Bonus is paid to be eligible for such bonus payment. Any earned Target Bonus will be paid to you fully in cash at the same time as such bonuses are generally paid to senior executive employees of the Company, but in any event no later than the completion of the calendar year following the fiscal year for which such bonus was earned.”
    3.    Notwithstanding anything to the contrary set forth in the Agreement, by entering into this Amendment, the Executive hereby (i) acknowledges and agrees that the changes contemplated herein do not constitute Good Reason under the Agreement, and (ii) expressly
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waives any right to claim Good Reason under the Agreement, in any case, related to the changes contemplated herein. The Executive hereby represents that the Executive has read this Amendment and understands its terms, and that the Executive enters into this Amendment freely, voluntarily and without coercion.
    4.    This Amendment shall only serve to amend and modify the Agreement to the extent specifically provided herein. All terms, conditions, provisions and references of and to the Agreement which are not specifically modified, amended and/or waived herein shall remain in full force and effect and shall not be altered by any provisions herein contained. All prior agreements, promises, negotiations and representations, either oral or written, relating to the subject matter of this Amendment not expressly set forth in this Amendment are of no force or effect.
    5.    This Amendment shall not be amended, modified or supplemented except by a written instrument signed by the parties hereto. The failure of a party to insist on strict adherence to any term of this Amendment on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Amendment. No waiver of any provision of this Amendment shall be construed as a waiver of any other provision of this Amendment. Any waiver must be in writing.
    6.    This Amendment shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Executive, and the successors and assigns of the Company and Torrid.
    7.    Section 17 of the Agreement (Choice of Law; Waiver of Jury Trial) shall apply to this Amendment mutatis mutandis.
    8.    This Amendment may be executed and delivered (including by facsimile, “pdf’ or other electronic transmission) in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.
[Signature Page to Follow]

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    IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

                        TORRID HOLDINGS INC.

                        By:    ___________________________
                            Name: Lisa Harper
                            Title:    CEO

                        TORRID LLC

                        By:    ___________________________
                            Name: Lisa Harper
                            Title:    CEO

                        EXECUTIVE

                        By:    ___________________________
                            Elizabeth Muñoz-Guzman
Signature Page to Amendment No. 2
to Employment Agreement